UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2004

PROVIDE COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50510	84-1450019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Wateridge Vista Drive, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 638-4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 11, 2004, Provide Commerce, Inc. and FedEx entered into an amendment to their existing FedEx Corporate Pricing Agreement, dated December 31, 2002 (the “Amendment”), under which pricing terms related to domestic express pricing, special handling fees and other charges were amended. The majority of the amended pricing terms extend until at least April 30, 2007, with some terms not expiring unless the agreement with FedEx is terminated. Under the Amendment, Provide Commerce has agreed to waive specified refunds and guarantees for service failures and for commitment times in exchange for favorable pricing on Provide Commerce’s shipments with FedEx.

Item 8.01. Other Events.

On November 15, 2004, Jonathan Sills, Provide Commerce’s Senior Vice President, Strategy and Corporate Development, entered into a stock selling plan, intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, under which up to 30,000 shares of Provide Commerce’s common stock could be sold. Mr. Sills has informed Provide Commerce that any sales pursuant to this plan will comply with Rule 144. Mr. Sills has represented to Provide Commerce that he had no knowledge of any material nonpublic information regarding the company when he adopted the plan. Any actual sales under the plan will be publicly disclosed under Rule 16a-3.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Form of Sales Plan for Jonathan Sills.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDE COMMERCE, INC.
Date: November 15, 2004
	By:	/s/ Rex E. Bosen
Rex E. Bosen
Vice President, Finance and Accounting
and Corporate Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Sales Plan for Jonathan Sills.